Exhibit 99.1
                             AURORA GOLD CORPORATION
NEWS RELEASE 08-2006                                               March 22 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER


                                  NEWS RELEASE
                                  ------------


Aurora Gold Corporation announces that the Company's wholly owned Brazilian subsidiary, Aurora Gold Mineracao Ltda, has entered into a Memorandum of Understanding over the Piranhas property in the Municipality of Itaituba, in the Tapajos Gold Province, State of Para , Brazil

Balcatta,  WA,  Australia,  -  March 22, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil is pleased to announce that the Company's wholly owned Brazilian subsidiary, Aurora Gold Mineracao Ltda, has entered into a Memorandum of Understanding ("MOU") over the Piranhas property in the Municipality of Itaituba, Tapajos Gold Province, State of Para, Brazil.

The  Piranhas  property  is  located approximately 50 km NE of the company's Sao
Domingos property and 20 km west of the Brazauro Resources Corporation's Tocantinzinho property.

The property is located within the highly prospective Parauari Intrusive Suite, which is the host of several gold deposits and showings within the Southern Tapajos. Limited lithological inspection has shown the area to host mineralised quartz veins. The dominant North and NNW structures are thought to represent relicts of the original mineralising event. Preliminary investigation of the property area has confirmed the existence of mineralised quartz veins and stockwork systems within these Intrusive Granite Suites.

The Tapajos Gold Province of the Amazonian Craton has produced approximately 600 metric tonnes of gold in the past 40 years. The province is a major magmatic province and contains more than 100 gold deposits and occurrences, generally hosted in granitiods of different paleo-proterozoic ages and affinities, as well as by gneisses, felsic to intermediate volcanic sand, minor gabbroic and metavolcanic-sedimentary rocks. Most of the deposits are gold bearing quartz veins, with stockworks and disseminations occurring to a lessor extent.


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The  southern  part  of  the  Tapajos  Gold Province is host to a series of gold projects typically hosted in orogeneic gneisses of the Cuiu-Cuiu Complex and granites of the Parauari and Creporizao Intrusive Suites.

Based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos Gold province, Aurora Gold is confident that the hard rock potential for the Piranhas property will define a series of large tonnage economic gold ore bodies, and is currently conducting further preliminary exploration to define drill targets for the near future.

The MOU provides Aurora Gold Mineracao Ltda with a 180 day review period to access the gold potential of the property. If Aurora Gold Mineracao decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then Aurora Gold Mineracao would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. Aurora Gold Mineracao and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights.

The terms of the Piranhas option agreement, as specified in the MOU, allow Aurora Gold Mineracao to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Piranhas project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: June 30, 2006 - USD $30,000; July 21, 2006 - USD $70,000; July 21, 2007 - USD $120,000; July 21, 2008 - USD $180,000;
July 21, 2009 - USD $1,600,000 for a total of USD $2,000,000. The vendor will have a 1.5% Net Smelter Royalty. The option agreement can be terminated at any time upon written notice to the vendor and Aurora Gold Mineracao will be free of any and all payment commitments yet to be due.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration property in the Tapajos Gold Province, State of Para, Brazil whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For  Further  information,  please  call  Klaus  Eckhof
Phone:            (+61) 8 9240-2836
Mobile:           (+61) 411-148-209
Address:          30 Ledger Road, Balcatta, WA, 6021 Australia
Website:          www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus  Eckhof"

Klaus  Eckhof
President,  CEO  and  Director


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CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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